As filed with the Securities and Exchange Commission on July 11, 2006

Registration No. 333-99989

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

State Street Corporation

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	04-2456637
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Lincoln Street
Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

STATE STREET CORPORATION 1997 EQUITY INCENTIVE PLAN
STATE STREET CORPORATION 2006 EQUITY INCENTIVE PLAN

(Full title of the plans)

JEFFREY N. CARP
Executive Vice President and Chief Legal Officer
State Street Corporation
One Lincoln Street
Boston, Massachusetts 02111
617-786-3000

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

KEITH F. HIGGINS, ESQ.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)

EXPLANATORY NOTE

This post-effective amendment is being filed because up to 8,000,000 shares that are subject to outstanding options granted under the 1997 Equity Incentive Plan of State Street Corporation (the “Registrant”) that are forfeited or cancelled in whole or in part may be awarded under the 2006 Equity Incentive Plan of the Registrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

Exhibit	Description

5	Opinion of Ropes & Gray LLP.

15	Letter regarding unaudited interim financial information.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ropes & Gray LLP (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on June 15, 2006.

STATE STREET CORPORATION

By:	/s/ Ronald E. Logue
Name: Ronald E. Logue
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2006.

Further, we, the undersigned officers and directors of State Street Corporation (the “Corporation”) hereby severally constitute and appoint Jeffrey N. Carp and Edward J. Resch, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-8 of the Corporation, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Signature	Title

/s/ RONALD E. LOGUE
RONALD E. LOGUE	Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ EDWARD J. RESCH
EDWARD J. RESCH	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ PAMELA D. GORMLEY
PAMELA D. GORMLEY	Executive Vice President and Corporate Controller
(Controller/Principal Accounting Officer)

/s/ TENLEY E. ALBRIGHT, M.D.
TENLEY E. ALBRIGHT, M.D.	Director

/s/ KENNETT F. BURNES
KENNETT F. BURNES	Director

/s/ NADER F. DAREHSHORI
NADER F. DAREHSHORI	Director

/s/ ARTHUR L. GOLDSTEIN
ARTHUR L. GOLDSTEIN	Director

/s/ DAVID P. GRUBER
DAVID P. GRUBER	Director

LINDA A. HILL	Director

/s/ CHARLES R. LAMANTIA
CHARLES R. LAMANTIA	Director

/s/ RICHARD P. SERGEL
RICHARD P. SERGEL	Director

/s/ RONALD L. SKATES
RONALD L. SKATES	Director

/s/ GREGORY L. SUMME
GREGORY L. SUMME	Director

/s/ DIANA CHAPMAN WALSH
DIANA CHAPMAN WALSH	Director

/s/ ROBERT E. WEISSMAN
ROBERT E. WEISSMAN	Director